Exhibit 99.1
Delek US Holdings Reports Third Quarter 2022 Results

•Reported third quarter net income of $7.4 million or $0.10 per share
•Adjusted EBITDA of $135.8 million despite unfavorable inventory headwinds of $225.1 million
•Second consecutive quarter of strong operational performance with record 99% crude utilization
•4Q22 capital allocation guidance: buybacks $75 to $100 million, debt reduction $100 to $150 million, $0.01/sh dividend hike
•Progressing sum of parts valuation unlock; Hired head of Corporate Development and formally retained bankers
•Evaluating opportunities to reduce cost structure and improve efficiency of the portfolio

BRENTWOOD, Tenn.-- November 7, 2022 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its third quarter ended September 30, 2022, with net income of $7.4 million, or $0.10 per share, versus net income of $11.8 million, or $0.16 per share, for the quarter ended September 30, 2021. The Company reported Adjusted net income of $1.1 million, or $0.02 per share, for the third quarter 2022. This compares to Adjusted net income of $3.6 million, or $0.05 per share, in the prior year period. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was $135.8 million for the third quarter compared to Adjusted EBITDA of $101.9 million in the same period in 2021. Third quarter 2022 results include $225.1 million of unfavorable inventory valuation impacts.
Avigal Soreq, President and Chief Executive Officer of Delek US, stated, "We reported another quarter of strong operational performance with 99% crude utilization driven by solid execution and favorable macro trends. Our four key priorities are 1) maintaining safe, reliable, and environmentally responsible operations, 2) rewarding our shareholders with a competitive long-term capital allocation framework, 3) unlocking the ‘sum of the parts’ value, and 4) improving the efficiency of our cost structure. Our opportunities are significant, and our team is aligned. Together, we look forward to implementing our strategic initiatives and delivering value for our shareholders."

Mr. Soreq continued, “During the third quarter, several actions were taken to further our key strategic priorities. We took initial steps to launch the sum of the parts evaluation process by hiring a head of Corporate Development and engaging bankers to advise on potential strategic options. Separately, we are exploring opportunities to improve our cost structure, in an effort to enhance the competitiveness of the portfolio. We will provide an update once our analysis is completed.”
Capital Allocation Update
During the third quarter 2022, Delek US repurchased approximately 1.4 million shares of Delek US common stock for approximately $40 million, with an average price of $27.86 per share. The Company expects additional repurchases of approximately $75 to $100 million of Delek US common stock during the fourth quarter 2022. Additionally, during the fourth quarter 2022, the Company expects to retire approximately $100 to $150 million of debt. Finally, the Board of Directors has approved a $0.01 per share increase in the regular dividend bringing the quarterly dividend to $0.21 per share that will be paid on December 2, 2022 to shareholders of record on November 18, 2022.
Refining Segment Results
Refining contribution margin increased to $106.0 million in the third quarter 2022 from $82.1 million in the third quarter 2021, while Adjusted segment contribution margin was $100.8 million in the third quarter 2022 compared to $82.5 million in the same quarter last year. On a year-over-year basis, the refining segment results were negatively impacted by $225.1 million of inventory valuation impacts in the third quarter 2022, compared to a $2.7 million unfavorable impact in the third quarter 2021. During the third quarter 2022, Delek US's benchmark crack spreads were up an average of approximately 79.3% from prior-year levels. However, the ongoing burden of the Renewable Fuel Standard ("RFS") program continues to negatively impact our small refineries' ability to fully capture the crack spread.

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Logistics Segment Results
The logistics segment contribution margin in the third quarter 2022 was $90.5 million compared to $66.9 million in the third quarter 2021, while Adjusted segment contribution margin was $90.5 million compared to $67.0 million in the prior year quarter. Overall performance benefited from strong refinery utilization rates and incremental 3 Bear Delaware Holding - NM, LLC ("3 Bear") contribution due to the acquisition on June 1, 2022 (the "3 Bear Acquisition").
Retail Segment Results
For the third quarter 2022, contribution margin, on both a GAAP and adjusted basis, was $17.4 million compared to $17.9 million and $17.8 million on a GAAP and adjusted basis, respectively, in the prior-year period for the retail segment. Merchandise sales were approximately $84.2 million with an average retail margin of 32.6% in the third quarter 2022, compared to merchandise sales of approximately $81.7 million with an average retail margin of 33.7% in the prior-year period. Approximately 44.7 million retail fuel gallons were sold at an average margin of $0.35 per gallon in the third quarter 2022 compared to 41.9 million retail fuel gallons sold at an average margin of $0.33 per gallon in the third quarter 2021. In the third quarter 2022, the average merchandise store count was 248 compared to 250 in the prior-year period. On a same-store-sales basis in the third quarter 2022, merchandise sales increased 3.9% and fuel gallons sold increased 7.4% compared to the prior-year period.
Corporate and Other Activity
Contribution margin from Corporate, Other and Eliminations was a loss of $31.4 million in the third quarter 2022 compared to a loss of $16.9 million in the prior-year period. Adjusted contribution margin was a $31.7 million loss compared to a $16.9 million loss in the same quarter of 2021, including inter-segment eliminations.
Returns from the Wink-to-Webster crude oil pipeline, in which Delek owns a 15% indirect joint venture interest, is currently reflected in income from equity method investments in the condensed consolidated statements of income, and is expected to ratably increase throughout the year. The 36-inch diameter pipeline, which is fully contracted with minimum volume commitments ("MVCs"), will originate in the Permian Basin and have destination points in the Houston market.
Liquidity
As of September 30, 2022, Delek US had a cash balance of $1.15 billion and total consolidated long-term debt of $2.73 billion, resulting in Net debt of $1.58 billion. As of September 30, 2022, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $14.9 million of cash and $1.45 billion of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $1.14 billion in cash and $1.28 billion of long-term debt, or a $145.9 million net debt position.
On October 13, 2022, Delek Logistics entered into a fourth amended and restated senior secured revolving credit agreement with Fifth Third, National Association as administrative agent and a syndicate of lenders (the “Amended and Restated Delek Logistics Credit Facility”). The Amended and Restated Delek Logistics Credit Facility, among other things, (i) increased total aggregate commitments to $1.2 billion, comprised of (A) senior secured revolving commitments of $900.0 million in aggregate with an extended maturity date of October 13, 2027, and (B) a new senior secured term loan facility for a term loan in the original principal amount of $300.0 million which was drawn in full on October 13, 2022, with a maturity date of October 13, 2024.
On October 26, 2022, Delek US entered into a third amended and restated credit agreement with Wells Fargo Bank, as administrative agent, which among other things, provides for a senior secured asset-based revolving credit facility with an initial commitment of $1.1 billion with an extended maturity date of October 26, 2027.
Third Quarter 2022 Results | Conference Call Information
Delek US will hold a conference call to discuss its third quarter 2022 results on Monday, November 7, 2022 at 9:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) third quarter 2022 earnings conference call that will be held on Monday, November 7, 2022 at 8:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, renewable

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fuels and convenience store retailing. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day. Pipeline assets include an ownership interest in the 650-mile Wink to Webster long-haul crude oil pipeline. The convenience store retail segment operates approximately 248 convenience stores in West Texas and New Mexico.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its affiliates owned approximately 78.9% (including the general partner interest) of Delek Logistics Partners, LP at September 30, 2022.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; cost reductions; growth; scheduled turnaround activity; investments into our business; the performance and execution of our midstream growth initiatives, including the Permian Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; projected benefits of the 3 Bear Acquisition, renewable identification numbers ("RINs") waivers and tax credits and the value and benefit therefrom; cash and liquidity; emissions reductions; opportunities and anticipated performance and financial position.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; risks and uncertainties related to the integration by Delek Logistics of the 3 Bear business following the recent acquisition; risks and uncertainties related to the Covid-19 pandemic; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Permian Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; the ability of the joint venture to construct the Wink to Webster long haul crude oil pipeline; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income attributable to Delek adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Adjusted segment contribution margin - calculated as Segment contribution margin adjusted for the identified Adjusting Items in Adjusted net income (loss) that impact Segment contribution margin;
•Refining segment margin- calculated as the difference between net refining revenues and total cost of materials and other;
•Refining margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, RFS renewable volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining margin per sales barrel - calculated as refining margin divided by our average refining sales in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and adjusted EBITDA, and Adjusted Segment Contribution Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	September 30, 2022	December 31, 2021 As Adjusted(1)
ASSETS
Current assets:
Cash and cash equivalents	$1,153.8	$856.5
Accounts receivable, net	1,035.5	776.6
Inventories, net of inventory valuation reserves	1,634.2	1,260.7
Other current assets	206.0	126.0
Total current assets	4,029.5	3,019.8
Property, plant and equipment:
Property, plant and equipment	4,192.4	3,645.4
Less: accumulated depreciation	(1,514.3)	(1,338.1)
Property, plant and equipment, net	2,678.1	2,307.3
Operating lease right-of-use assets	183.2	208.5
Goodwill	743.8	729.7
Other intangibles, net	320.6	102.7
Equity method investments	360.6	344.1
Other non-current assets	81.0	100.5
Total assets	$8,396.8	$6,812.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,150.2	$1,695.3
Current portion of long-term debt	63.0	92.2
Obligation under Supply and Offtake Agreements	596.2	487.5
Current portion of operating lease liabilities	50.1	53.9
Accrued expenses and other current liabilities	969.8	797.8
Total current liabilities	3,829.3	3,126.7
Non-current liabilities:
Long-term debt, net of current portion	2,670.6	2,125.8
Environmental liabilities, net of current portion	112.0	109.5
Asset retirement obligations	41.4	38.3
Deferred tax liabilities	309.6	214.5
Operating lease liabilities, net of current portion	125.9	152.0
Other non-current liabilities	25.0	31.8
Total non-current liabilities	3,284.5	2,671.9
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 87,228,503 shares and 91,772,080 shares issued at September 30, 2022 and December 31, 2021, respectively	0.9	0.9
Additional paid-in capital	1,125.7	1,206.5
Accumulated other comprehensive loss	(4.0)	(3.8)
Treasury stock, 17,575,527 shares, at cost, as of September 30, 2022 and December 31, 2021	(694.1)	(694.1)
Retained earnings	731.8	384.7
Non-controlling interests in subsidiaries	122.7	119.8
Total stockholders’ equity	1,283.0	1,014.0
Total liabilities and stockholders’ equity	$8,396.8	$6,812.6
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
($ in millions, except share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021 As Adjusted(1) (2)	2022	2021 As Adjusted(1) (2)
Net revenues	$5,324.9	$2,956.5	$15,766.6	$7,540.2
Cost of sales:
Cost of materials and other	4,916.0	2,678.0	14,151.1	6,811.4
Operating expenses (excluding depreciation and amortization presented below)	198.2	102.4	526.2	363.1
Depreciation and amortization	66.5	55.6	192.0	178.4
Total cost of sales	5,180.7	2,836.0	14,869.3	7,352.9
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	28.2	26.1	89.6	86.9
General and administrative expenses	62.4	53.0	242.0	147.6
Depreciation and amortization	6.4	5.2	17.2	17.2
Other operating income, net	(5.8)	(1.7)	(44.5)	(4.7)
Total operating costs and expenses	5,271.9	2,918.6	15,173.6	7,599.9
Operating income (loss)	53.0	37.9	593.0	(59.7)
Interest expense, net	50.7	37.5	132.7	100.0
Income from equity method investments	(17.8)	(2.9)	(44.4)	(14.5)
Other income, net	(0.7)	(21.8)	(3.0)	(16.0)
Total non-operating expense, net	32.2	12.8	85.3	69.5
Income (loss) before income tax expense (benefit)	20.8	25.1	507.7	(129.2)
Income tax expense (benefit)	4.0	4.5	107.5	(39.0)
Net income (loss)	16.8	20.6	400.2	(90.2)
Net income attributed to non-controlling interests	9.4	8.8	24.4	24.7
Net income (loss) attributable to Delek	$7.4	$11.8	$375.8	$(114.9)
Basic income (loss) per share	$0.11	$0.16	$5.26	$(1.55)
Diluted income (loss) per share	$0.10	$0.16	$5.21	$(1.55)
Weighted average common shares outstanding:
Basic	70,471,645	74,074,446	71,494,332	73,930,925
Diluted	71,109,364	74,492,176	72,148,638	73,930,925
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) In the current period, we reassessed the classification of certain expenses and made certain reclassification adjustments to better represent the nature of those expenses. Accordingly, we have made reclassifications to the prior period in order to conform to this revised current period classification, which resulted in a decrease in the prior period general and administrative expenses and an increase in the prior period operating expenses of approximately $5.7 million and $16.8 million for the three and nine months ended September 30, 2021, respectively.

Condensed Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)
Cash flows from operating activities:
Net cash provided by operating activities	$130.2	$75.3	$716.1	$210.2
Cash flows from investing activities:
Net cash used in investing activities	(99.0)	(24.5)	(819.9)	(143.2)
Cash flows from financing activities:
Net cash (used in) provided by financing activities	(122.0)	(53.2)	401.1	(23.9)
Net (decrease) increase in cash and cash equivalents	(90.8)	(2.4)	297.3	43.1
Cash and cash equivalents at the beginning of the period	1,244.6	833.0	856.5	787.5
Cash and cash equivalents at the end of the period	$1,153.8	$830.6	$1,153.8	$830.6
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

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Delek US Holdings, Inc.
Segment Data (Unaudited)
($ in millions)	Three Months Ended September 30, 2022
	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and sales)	$3,989.3	$166.9	$253.1	$915.6	$5,324.9
Inter-segment fees and revenues	256.8	127.2	—	(384.0)	—
Operating costs and expenses:
Cost of materials and other	3,968.1	177.7	210.3	559.9	4,916.0
Operating expenses (excluding depreciation and amortization presented below)	172.0	25.9	25.4	3.1	226.4
Segment contribution margin	106.0	90.5	17.4	(31.4)	182.5
Income from equity method investments	0.1	8.6	—	9.1
Segment contribution margin and income (loss) from equity method investments	$106.1	$99.1	$17.4	$(22.3)
Depreciation and amortization	$48.9	$19.6	$2.6	$1.8	72.9
General and administrative expenses					62.4
Other operating income, net					(5.8)
Operating income					$53.0
Capital spending (excluding business combinations)	$22.7	$32.2	$13.6	$12.3	$80.8

	Three Months Ended September 30, 2021, As Adjusted (1)
	Refining (1)	Logistics	Retail	Corporate, Other and Eliminations	Consolidated (1)(3)
Net revenues (excluding inter-segment fees and revenues)	$2,603.8	$79.8	$206.5	$66.4	$2,956.5
Inter-segment fees and revenues	210.8	109.8	—	(320.6)	—
Operating costs and expenses:
Cost of materials and other	2,648.3	105.1	165.2	(240.6)	2,678.0
Operating expenses (excluding depreciation and amortization presented below) (2)	84.2	17.6	23.4	3.3	128.5
Segment contribution margin (2)	82.1	66.9	17.9	(16.9)	150.0
Income (loss) from equity method investments	0.2	7.3	—	(4.6)
Segment contribution margin and income (loss) from equity method investments	$82.3	$74.2	$17.9	$(21.5)
Depreciation and amortization	$45.9	$10.2	$3.0	$1.7	60.8
General and administrative expenses (2)					53.0
Other operating income, net					(1.7)
Operating income					$37.9
Capital spending (excluding business combinations)	$14.5	$4.2	$1.9	$8.3	$28.9

	Nine Months Ended September 30, 2022
	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding inter-segment fees and revenues)	$11,755.3	$390.3	$739.7	$2,881.3	$15,766.6
Inter-segment fees and revenues	795.0	377.1	—	(1,172.1)	—
Operating costs and expenses:
Cost of materials and other	11,272.2	480.3	617.1	1,781.5	14,151.1
Operating expenses (excluding depreciation and amortization presented below)	456.9	65.0	73.2	20.7	615.8
Segment contribution margin	821.2	222.1	49.4	(93.0)	999.7
Income from equity method investments	0.5	22.7	—	21.2
Segment contribution margin and income (loss) from equity method investments	$821.7	$244.8	$49.4	$(71.8)
Depreciation and amortization	$151.6	$43.3	$9.3	$5.0	209.2
General and administrative expenses					242.0
Other operating income, net					(44.5)
Operating income					$593.0
Capital spending (excluding business combinations)	$56.0	$68.0	$22.6	$27.5	$174.1

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	Nine Months Ended September 30, 2021, As Adjusted (1)
	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding inter-segment fees and revenues)	$6,415.1	$202.6	$590.3	$332.2	$7,540.2
Inter-segment fees and revenues	555.3	308.4	—	(863.7)	—
Operating costs and expenses:
Cost of materials and other	6,549.9	275.0	466.4	(479.9)	6,811.4
Operating expenses (excluding depreciation and amortization presented below) (2)	313.9	48.0	67.4	20.7	450.0
Segment contribution margin (2)	106.6	188.0	56.5	(72.3)	278.8
Income (loss) from equity method investments	0.5	18.0	—	(4.0)
Segment contribution margin and income (loss) from equity method investments	$107.1	$206.0	$56.5	$(76.3)
Depreciation and amortization	$149.0	$30.9	$9.6	$6.1	195.6
General and administrative expenses (2)					147.6
Other operating income, net					(4.7)
Operating loss					$(59.7)
Capital spending (excluding business combinations)	$133.0	$14.6	$3.2	$10.8	$161.6
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) In the current period, we reassessed the classification of certain expenses and made certain reclassification adjustments to better represent the nature of those expenses. Accordingly, we have made reclassifications to the prior period in order to conform to this revised current period classification, which resulted in a decrease in the prior period general and administrative expenses and an increase in the prior period operating expenses of approximately $5.7 million and $16.8 million for the three and nine months ended September 30, 2021, respectively.

Significant Transactions During the Quarter Impacting Results:
Insurance Recoveries
During the third quarter 2022, we received insurance recoveries related to the fire and freeze events that occurred during the first quarter 2021, which unfavorably impacted our results during the first two quarters of 2021. For the three months ended September 30, 2022, we have recognized an additional $7.3 million ($5.7 million after-tax) of business interruption insurance recoveries, which were recorded in other operating income on the consolidated statement of income. We have additional business interruption claims that are outstanding and still pending which are expected to be recognized in future quarters. Because business interruption losses are economic in nature rather than recognized, the related insurance recoveries are included as an Adjusting item in Adjusted net income and Adjusted EBITDA.
Transaction Costs
We incurred $4.2 million ($3.2 million after-tax) of additional transaction related costs in connection with the 3 Bear Acquisition during the three months ended September 30, 2022.
Share Repurchases
During the third quarter 2022, Delek US repurchased approximately 1.4 million shares of Delek US common stock for approximately $40.0 million, with an average price of $27.86 per share.

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Reconciliation of Net Income (Loss) Attributable to Delek to Adjusted Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)
	(Unaudited)		(Unaudited)
Reported net income (loss) attributable to Delek	$7.4	$11.8	$375.8	$(114.9)
Adjusting items (2)
Inventory LCM valuation (benefit) loss	20.3	0.2	19.1	0.3
Tax effect	(4.7)	—	(4.4)	(0.1)
Inventory LCM valuation loss (benefit), net	15.6	0.2	14.7	0.2
Business interruption insurance recoveries	(7.3)	—	(25.9)	—
Tax effect	1.6	—	5.8	—
Business interruption insurance recoveries, net (3)	(5.7)	—	(20.1)	—
Total El Dorado refinery fire net losses (recoveries)	—	(1.0)	—	3.8
Tax effect	—	0.2	—	(0.9)
El Dorado refinery fire losses, net of related recoveries, net	—	(0.8)	—	2.9
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(25.8)	0.2	(26.1)	12.0
Tax effect	6.4	—	6.5	(2.9)
Unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	(19.4)	0.2	(19.6)	9.1
Non-cash change in fair value of Supply and Offtake ("S&O") Obligation associated with hedging activities	—	—	—	(6.9)
Tax effect	—	—	—	1.5
Non-cash change in fair value of S&O Obligation associated with hedging activities, net	—	—	—	(5.4)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action	—	—	—	6.5
Tax effect	—	—	—	(1.6)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action, net	—	—	—	4.9
In-substance indemnification recoveries from WTW Contract Termination in excess of amounts that have or will impact net income (1)	—	(10.2)	—	(10.2)
Tax effect	—	2.4	—	2.4
Contract termination recoveries in excess of amounts that have or will impact net income	—	(7.8)	—	(7.8)
Transaction related expenses	4.2	—	10.6	—
Tax effect	(1.0)	—	(2.6)	—
Transaction related expenses, net (3)	3.2	—	8.0	—
Total adjusting items (2)	(6.3)	(8.2)	(17.0)	3.9
Adjusted net income (loss)	$1.1	$3.6	$358.8	$(111.0)
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section on page 8.

9 |

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
$ per share (unaudited)	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)
	(Unaudited)		(Unaudited)
Reported diluted income (loss) per share	$0.10	$0.16	$5.21	$(1.55)
Adjusting items, after tax (per share) (2) (3)
Net inventory LCM valuation loss (benefit)	0.22	—	0.20	—
El Dorado refinery fire net losses (recoveries)	—	(0.01)	—	0.04
Business interruption insurance recoveries (4)	(0.08)	—	(0.28)	—
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(0.27)	—	(0.27)	0.12
Non-cash change in fair value of S&O Obligation associated with hedging activities	—	—	—	(0.07)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action	—	—	—	0.07
Contract termination recoveries in excess of amounts that have or will impact net income	—	(0.10)	—	(0.11)
Transaction related expenses (4)	0.05	—	0.11	—
Total adjusting items (2)	(0.08)	(0.11)	(0.24)	0.05
Adjusted net income (loss) per share	$0.02	$0.05	$4.97	$(1.50)
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(3) For periods of Adjusted net loss, Adjustments (Adjusting Items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(4) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section on page 8.

Reconciliation of Net Income (Loss) attributable to Delek to Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)
Reported net (loss) income attributable to Delek	$7.4	$11.8	$375.8	$(114.9)
Interest expense, net	50.7	37.5	132.7	100.0
Income tax expense (benefit)	4.0	4.5	107.5	(39.0)
Depreciation and amortization	72.9	60.8	209.2	195.6
EBITDA attributable to Delek	135.0	114.6	825.2	141.7
Adjusting items
Net inventory LCM valuation loss (benefit)	20.3	0.2	19.1	0.3
Business Interruption insurance recoveries (2)	(7.3)	—	(25.9)	—
El Dorado refinery fire losses, net of related insurance recoveries	—	(1.0)	—	3.8
Unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(25.8)	0.2	(26.1)	12.0
Non-cash change in fair value of S&O Obligation associated with hedging activities	—	—	—	(6.9)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action	—	—	—	6.5
Contract termination recoveries in excess of amounts that have or will impact EBITDA	—	(20.9)	—	(20.9)
Transaction related expenses (2)	4.2	—	10.6	—
Net income attributable to non-controlling interest	9.4	8.8	24.4	24.7
Total Adjusting items	0.8	(12.7)	2.1	19.5
Adjusted EBITDA	$135.8	$101.9	$827.3	$161.2
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section on page 8.

10 |

Other Items Impacting Refining:
In addition to the Adjusting items that were reflected as adjustments for deriving our non-GAAP measures, there were other items that were recognized during the periods that impacted our Refining results. The primary items are as follows:
Other Inventory Impact: "Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel and per barrel cost of materials and other for the period recognized on a FIFO basis. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.
Realized Inventory/Commodity Hedging Gains (Losses): We enter into fixed price financial hedges to manage price risk on forward (including prompt month) physical inventory contracts as well as forecasted crack spreads. Such hedging activities are based on our determination of tolerable price risk as well as our specific position and location/optimization strategy objectives. Because of inventory builds and draws and volatility in the market compared to initial forward curve and other pricing expectations, such hedging activities are inherently subject to a certain degree of unanticipated favorability or unfavorability compared to the estimated other inventory impact.

Summary of Other Favorable (Unfavorable) Items Impacting Refining Margin:
$ in millions (unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)

Other inventory impact	$(225.1)	$(2.7)	$(100.5)	$138.6
Impact of RINs inventory true-up (2)	$—	$—	$—	$(12.3)
Realized inventory/commodity gains (losses)	$30.6	$(3.7)	$(73.6)	$(22.8)
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) Represents a RINs inventory true-up resulting from our annual compliance review.

Reconciliation of U.S. GAAP Segment Contribution Margin to Adjusted Segment Contribution Margin:
	Three Months Ended September 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Reported segment contribution margin	$106.0	$90.5	$17.4	$(31.4)	$182.5
Adjusting items
Net inventory LCM valuation (benefit) loss	20.3	—	—	—	20.3
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(27.0)	—	—	(0.3)	(27.3)
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	1.5	—	—	—	1.5
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(25.5)	—	—	(0.3)	(25.8)
Total Adjusting items	(5.2)	—	—	(0.3)	(5.5)
Adjusted segment contribution margin	$100.8	$90.5	$17.4	$(31.7)	$177.0

	Three Months Ended September 30, 2021, As Adjusted (1)
$ in millions (unaudited)	Refining (1)	Logistics	Retail	Corporate, Other and Eliminations	Consolidated(1)
Reported segment contribution margin (2)	$82.1	$66.9	$17.9	$(16.9)	150.0
Adjusting items
Net inventory LCM valuation (benefit) loss	0.3	—	(0.1)	—	0.2
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.5)	0.1	—	—	(1.4)
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	1.6	—	—	—	1.6
Total unrealized hedging gain where the hedged item is not yet recognized in the financial statements	0.1	0.1	—	—	0.2
Total Adjusting items	0.4	0.1	(0.1)	—	0.4
Adjusted segment contribution margin	$82.5	$67.0	$17.8	$(16.9)	$150.4

11 |

	Nine Months Ended September 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Reported segment contribution margin	$821.2	$222.1	$49.4	$(93.0)	$999.7
Adjusting items
Net inventory LCM valuation (benefit) loss	19.2	(0.1)	—	—	19.1
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(30.7)	—	—	(0.3)	(31.0)
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	4.9	—	—	—	4.9
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(25.8)	—	—	(0.3)	(26.1)
Total Adjusting items	(6.6)	(0.1)	—	(0.3)	(7.0)
Adjusted segment contribution margin	$814.6	$222.0	$49.4	$(93.3)	$992.7

	Nine Months Ended September 30, 2021, As Adjusted (1)
$ in millions (unaudited)	Refining (1)	Logistics	Retail	Corporate, Other and Eliminations	Consolidated(1)
Reported segment contribution margin (2)	$106.6	$188.0	$56.5	$(72.3)	$278.8
Adjusting items
Net inventory LCM valuation (benefit) loss	0.3	—	—	—	0.3
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	12.7	(0.3)	—	(0.2)	12.2
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(0.2)	—	—	—	(0.2)
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	12.5	(0.3)	—	(0.2)	12.0
El Dorado refinery fire losses	3.8				3.8
Non-cash change in fair value of S&O Obligation associated with hedging activities	(6.9)	—	—	—	(6.9)
Total Adjusting items	9.7	(0.3)	—	(0.2)	9.2
Adjusted segment contribution margin	$116.3	$187.7	$56.5	$(72.5)	$288.0
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.

12 |

Refining Segment Selected Financial Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021 As Adjusted(2)	2022	2021 As Adjusted(2)
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	92	92	273	273
Total sales volume - refined product (average barrels per day ("bpd"))(1)	300,129	343,007	303,084	311,532
Total production (average bpd)	300,235	287,784	293,969	245,849

Crude oil	299,973	282,000	289,046	241,120
Other feedstocks	2,276	7,931	6,536	7,342
Total throughput (average bpd):	302,249	289,931	295,582	248,462

Total refining margin per bbl total throughput	$17.07	$5.62	$19.03	$3.55
Total refining operating expenses per bbl total throughput	$6.10	$3.04	$5.58	$4.50

Total refining margin ($ in millions)	$474.7	$149.9	$1,535.5	$241.0
Other inventory impact ($ in millions) (2)	(225.1)	(2.7)	(100.5)	138.6
Lower of cost or market ($ millions) (2)	(20.3)	(0.3)	(19.2)	(0.3)
Trading & supply and other ($ millions) (3)	48.7	19.4	(137.7)	41.2
Total refining segment margin ($ in millions) (2)	$278.0	$166.3	$1,278.1	$420.5
Total refining segment operating expenses ($ in millions)	172.0	84.2	456.9	313.9
Total refining segment contribution margin ($ in millions)(2)	$106.0	$82.1	$821.2	$106.6

Total Crude Slate: (% based on amount received in period)
WTI crude oil	75.2%	70.8%	67.1%	70.1%
Gulf Coast Sweet Crude	5.3%	8.5%	8.4%	7.0%
Local Arkansas crude oil	3.5%	4.0%	4.1%	4.7%
Other	16.0%	16.7%	20.4%	18.2%
Tyler, TX Refinery
Products manufactured (average bpd):
Gasoline	35,210	35,221	35,021	37,410
Diesel/Jet	33,844	28,452	31,060	28,883
Petrochemicals, LPG, NGLs	2,246	2,196	2,160	2,001
Other	2,032	1,620	1,844	1,575
Total production	73,332	67,489	70,085	69,869
Throughput (average bpd):
Crude oil	74,796	67,199	69,335	68,206
Other feedstocks	(1,123)	528	1,032	2,021
Total throughput	73,673	67,727	70,367	70,227

Refining margin ($ in millions)	$151.5	$39.6	$441.8	$81.5
Per barrel of throughput:
Tyler refining margin	$22.35	$6.36	$23.09	$4.33
Operating expenses (4)	$6.93	$3.54	$5.87	$3.73
Crude Slate: (% based on amount received in period)
WTI crude oil	86.4%	87.8%	85.9%	89.6%
East Texas crude oil	13.6%	12.2%	14.1%	10.1%
Other	—%	—%	—%	0.3%
Capture Rate (5)	66.4%	34.5%	68.5%	26.5%
El Dorado, AR Refinery
Products manufactured (average bpd):
Gasoline	40,577	40,108	38,946	28,017
Diesel	31,372	31,922	31,143	22,208
Petrochemicals, LPG, NGLs	1,347	1,235	1,306	933
Asphalt	8,503	7,595	7,941	5,768
Other	848	720	813	588
Total production	82,647	81,580	80,149	57,514
Throughput (average bpd):
Crude oil	80,711	78,744	78,136	56,026
Other feedstocks	3,301	4,115	3,154	2,419
Total throughput	84,012	82,859	81,290	58,445

13 |

Refining Segment Selected Financial Information (continued)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021 As Adjusted(2)	2022	2021 As Adjusted(2)
Refining margin ($ in millions)	$106.0	$17.6	$350.8	$0.4
Per barrel of throughput:
El Dorado refining margin	$13.72	$2.31	$16.03	$0.03
Operating expenses (4)	$4.73	$1.90	$4.65	$4.31
Crude Slate: (% based on amount received in period)
WTI crude oil	68.4%	56.9%	52.1%	51.6%
Local Arkansas crude oil	14.0%	14.7%	15.5%	20.2%
Other	17.6%	28.4%	32.4%	28.2%
Capture Rate (5)	40.8%	12.5%	47.5%	0.2%
Big Spring, TX Refinery
Products manufactured (average bpd):
Gasoline	34,431	36,051	34,087	34,133
Diesel/Jet	26,020	27,036	25,262	24,510
Petrochemicals, LPG, NGLs	3,524	3,528	3,466	3,672
Asphalt	1,701	1,589	1,662	1,464
Other	1,342	1,354	1,344	1,416
Total production	67,018	69,558	65,821	65,195
Throughput (average bpd):
Crude oil	70,955	70,473	67,455	66,693
Other feedstocks	(3,189)	576	(866)	(68)
Total throughput	67,766	71,049	66,589	66,625

Refining margin ($ in millions)	$116.8	$47.3	$370.4	$86.4
Per barrel of throughput:
Big Spring refining margin	$18.74	$7.23	$20.61	$4.77
Operating expenses (4)	$7.19	$2.97	$6.96	$5.13
Crude Slate: (% based on amount received in period)
WTI crude oil	72.7%	75.9%	69.3%	68.7%
WTS crude oil	27.3%	24.1%	30.7%	31.3%
Capture Rate (5)	59.9%	38.8%	64.2%	29.0%
Krotz Springs, LA Refinery
Products manufactured (average bpd):
Gasoline	32,371	31,465	32,111	23,639
Diesel/Jet	31,195	26,364	31,537	19,075
Heavy oils	944	1,216	1,439	759
Petrochemicals, LPG, NGLs	6,768	6,151	6,948	4,690
Other	5,960	3,960	5,881	7,267
Total production	77,238	69,156	77,916	55,430
Throughput (average bpd):
Crude oil	73,510	65,583	74,120	50,197
Other feedstocks	3,287	2,713	3,216	5,413
Total throughput	76,797	68,296	77,336	55,610

Refining margin ($ in millions)	$100.4	$45.4	$372.5	$72.7
Per barrel of throughput:
Krotz Springs refining margin	$14.21	$7.23	$17.51	$4.87
Operating expenses (4)	$5.85	$4.02	$5.24	$4.91
Crude Slate: (% based on amount received in period)
WTI Crude	70.1%	62.5%	61.0%	65.5%
Gulf Coast Sweet Crude	23.2%	37.5%	33.3%	33.8%
Other	6.7%	—%	5.7%	0.7%
Capture Rate (5)	66.0%	65.1%	75.3%	54.1%
(1)     Includes sales to other segments which are eliminated in consolidation.
(2)    Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(3)    Trading and supply activities include the employment of marketing uplift strategies and the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations.
(4)    Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.
(5) Defined as refining margin divided by the respective crack spread. See page 16 for crack spread information.

14 |

Logistics Segment Selected Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Pipelines & Transportation: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	87,653	81,929	81,795	60,344
Refined products pipelines	65,761	62,263	63,391	42,733
SALA Gathering System	14,354	14,086	16,150	14,056
East Texas Crude Logistics System	23,960	18,644	20,015	24,045
Permian Gathering Assets (3)	121,304	84,325	107,699	79,251
Plains Connection System	184,254	131,571	166,864	120,905
Trucking Assets	15,763	11,450	13,606	10,655

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (1)	65,396	71,847	66,473	72,791
West Texas wholesale marketing throughputs (average bpd)	10,082	10,560	10,023	10,033
West Texas wholesale marketing margin per barrel	$4.23	$3.33	$3.84	$3.64
Big Spring wholesale marketing throughputs (average bpd)	74,238	81,880	76,135	76,680
Terminalling throughputs (average bpd) (2)	142,003	144,355	138,558	142,959
(1) Excludes jet fuel and petroleum coke.
(2) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.
(3) Formerly known as the Big Spring Gathering System. Excludes volumes that are being temporarily transported via trucks while connectors are under construction.

Retail Segment Selected Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Number of stores (end of period)	248	250	248	250
Average number of stores	248	250	248	250
Average number of fuel stores	243	245	243	245
Retail fuel sales (thousands of gallons)	44,729	41,912	129,145	124,655
Average retail gallons sold per average number of fuel stores (in thousands)	184	171	533	510
Average retail sales price per gallon sold	$3.78	$2.98	$3.89	$2.80
Retail fuel margin ($ per gallon) (1)	$0.35	$0.33	$0.33	$0.36
Merchandise sales (in millions)	$84.2	$81.7	$237.3	$240.9
Merchandise sales per average number of stores (in millions)	$0.3	$0.3	$1.0	$1.0
Merchandise margin %	32.6%	33.7%	33.7%	33.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Same-Store Comparison (2)	(Unaudited)		(Unaudited)

Change in same-store fuel gallons sold	7.4%	(5.9)%	4.7%	(9.6)%
Change in same-store merchandise sales	3.9%	(7.1)%	(0.3)%	(3.1)%
(1)Retail fuel margin represents gross margin on fuel sales in the retail segment, and is calculated as retail fuel sales revenue less retail fuel cost of sales. The retail fuel margin per gallon calculation is derived by dividing retail fuel margin by the total retail fuel gallons sold for the period.
(2)Same-store comparisons include period-over-period changes in specified metrics for stores that were in service at both the beginning of the earliest period and the end of the most recent period used in the comparison.

15 |

Supplemental Information
Schedule of Refinery Sales to Other Segments, and Pricing Statistics Impacting our Refining Segment Selected Financial Information
$ in millions (unaudited)

Refinery Sales to Other Segments	Three Months Ended September 30,		Nine Months Ended September 30,
(in barrels per day)	2022	2021	2022	2021

Tyler refined product sales to other Delek segments	—	50	—	619
El Dorado refined product sales to other Delek segments	—	9	5	9
Big Spring refined product sales to other Delek segments	21,565	22,298	20,863	22,196
Krotz Springs refined product sales to other Delek segments	—	3,180	—	2,423

Pricing Statistics	Three Months Ended September 30,		Nine Months Ended September 30,
(average for the period presented)	2022	2021	2022	2021

WTI — Cushing crude oil (per barrel)	$91.63	$70.54	$98.50	$65.06
WTI — Midland crude oil (per barrel)	$91.43	$70.74	$98.29	$65.48
WTS -- Midland crude oil (per barrel)	$92.17	$70.58	$98.58	$65.43
LLS (per barrel)	$94.07	$71.46	$100.58	$66.69
Brent crude oil (per barrel)	$97.69	$73.15	$102.48	$67.96

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$33.65	$18.46	$33.73	$16.32
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$31.28	$18.64	$32.12	$16.42
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$21.53	$11.11	$23.24	$9.01

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$2.64	$2.15	$2.92	$1.95
Gulf Coast Ultra low sulfur diesel (per gallon)	$3.49	$2.08	$3.49	$1.92
U.S. Gulf Coast high sulfur diesel (per gallon)	$2.86	$1.79	$2.98	$1.65
Natural gas (per MMBTU)	$7.97	$4.32	$6.69	$3.35
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and U.S, Gulf Coast Pipeline No. 2 heating oil (ultra low sulfur diesel). For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of WTI Cushing crude, Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel, and for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of LLS crude oil, Gulf Coast CBOB gasoline and U.S, Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of Refining Segment Gross Margin (Loss) to Refining Segment Margin	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)
Net revenues	$4,246.1	$2,814.6	$12,550.3	$6,970.4
Cost of sales	4,189.0	2,778.4	11,880.7	7,012.8
Gross margin	57.1	36.2	669.6	(42.4)
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization) (2)	172.0	84.2	456.9	313.9
Depreciation and amortization	48.9	45.9	151.6	149.0
Refining segment margin	$278.0	$166.3	$1,278.1	$420.5
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.

Calculation of Net Debt	September 30, 2022	December 31, 2021
Long-term debt - current portion	$63.0	$92.2
Long-term debt - non-current portion	2,670.6	2,125.8
Total long-term debt	2,733.6	2,218.0
Less: Cash and cash equivalents	1,153.8	856.5
Net debt - consolidated	1,579.8	1,361.5
Less: DKL net debt	1,433.9	894.7
Net debt, excluding DKL	$145.9	$466.8

Investor/Media Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).

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